PUTNAM AMERICAN GOVERNMENT INCOME FUND,

PUTNAM ARIZONA TAX EXEMPT INCOME FUND,

PUTNAM ASSET ALLOCATION FUNDS,

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND,

PUTNAM CONVERTIBLE SECURITIES FUND,

PUTNAM DIVERSIFIED INCOME TRUST,

PUTNAM EQUITY INCOME FUND,

PUTNAM EUROPE EQUITY FUND,

THE PUTNAM FUND FOR GROWTH AND INCOME,

PUTNAM FUNDS TRUST,

GEORGE PUTNAM BALANCED FUND,

PUTNAM GLOBAL EQUITY FUND,

PUTNAM GLOBAL HEALTH CARE FUND,

PUTNAM GLOBAL INCOME TRUST,

PUTNAM GLOBAL NATURAL RESOURCES FUND,

PUTNAM GLOBAL UTILITIES FUND,

PUTNAM HIGH YIELD ADVANTAGE FUND,

PUTNAM HIGH YIELD TRUST,

PUTNAM INCOME FUND,

PUTNAM INTERNATIONAL EQUITY FUND,

PUTNAM INVESTMENT FUNDS,

PUTNAM INVESTORS FUND,

PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND,

PUTNAM MICHIGAN TAX EXEMPT INCOME FUND,

PUTNAM MINNESOTA TAX EXEMPT INCOME FUND,

PUTNAM MONEY MARKET FUND,

PUTNAM MULTI-CAP GROWTH FUND,

PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND,

PUTNAM NEW YORK TAX EXEMPT INCOME FUND,

PUTNAM OHIO TAX EXEMPT INCOME FUND,

PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND,

PUTNAM RETIREMENTREADY FUNDS,

PUTNAM TAX EXEMPT INCOME FUND,

PUTNAM TAX EXEMPT MONEY MARKET FUND,

PUTNAM TAX-FREE INCOME TRUST,

PUTNAM U.S. GOVERNMENT INCOME TRUST,

PUTNAM VARIABLE TRUST, AND

PUTNAM VOYAGER FUND

(each a “Trust” and together, the “Trusts”)

Amendment to Amended and Restated Bylaws

WHEREAS, ARTICLE 13, Section 13.1 of the Amended and Restated Bylaws (the “Bylaws”) of the Trusts permits the Board of Trustees of the Trusts (the “Trustees”) to amend or repeal, in whole or in part, the Bylaws;

WHEREAS, the Trustees desire to amend the Bylaws to add Article 14, Section 14.1, entitled “Claims,” which clarifies and defines the distinction between “direct” shareholder claims and “derivative” claims brought by or on behalf of the Trusts;

NOW, THEREFORE, the Bylaws are hereby amended as follows:

1. The following shall be added as ARTICLE 14, Section 14.1:

14.1 Claims. As used herein, a “direct Shareholder claim" shall refer to (i) a claim based upon alleged violations of a Shareholder’s individual rights independent of any harm to the Trust, including a Shareholder’s voting rights under Article 10, rights to receive a dividend payment as may be declared from time to time, rights to inspect books and records, or other similar rights personal to the Shareholder and independent of any harm to the Trust; and (ii) a claim for which a direct shareholder action is expressly provided under the U.S. federal securities laws. Any claim asserted by a Shareholder that is not a direct Shareholder claim, including without limitation any claims purporting to be brought on behalf of the Trust or involving any alleged harm to the Trust, shall be considered a “derivative claim" as used herein.

This Amendment is effective as of April 22, 2016.